Exhibit 99.1

News Release

Contact:	Media	Investors
	Barry Koling	Greg Ketron
	(404) 230-5268	(404) 827-6714

For Immediate Release

August 28, 2006

SunTrust Says SEC Inquiry Concluded

ATLANTA, August 28 — SunTrust Banks, Inc. (NYSE: STI) said today it has been notified by the Securities and Exchange Commission (SEC) that a formal inquiry underway since January 2005 into matters concerning the restatement of SunTrust’s financial statements for the first and second quarters of fiscal 2004 and related matters has been terminated and no enforcement action has been recommended to the Commission.

“We are pleased with this outcome,” said SunTrust Chairman and CEO L. Phillip Humann.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of June 30, 2006, SunTrust had total assets of $181.1 billion and total deposits of $124.9 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24- hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is suntrust.com.

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